Exhibit 99.1

NEWS RELEASE

Apache Corporation announces fourth-quarter and full-year 2014 financial and operational results

➢	2014 onshore pro forma North American liquids production grew 18.6 percent year over year; pro forma worldwide production grew 6.4 percent

➢	Fourth-quarter 2014 worldwide production averaged 673,300 barrels of oil equivalent (boe) per day; onshore North American production averaged 367,800 boe per day

➢	Fourth-quarter net loss of $4.8 billion or $12.78 per share; adjusted earnings of $404 million or $1.07 per share

➢	Fourth-quarter operating activities provided net cash of $1.9 billion; cash flow from operations before changes in operating assets and liabilities of approximately $2.1 billion

➢	Expecting approximately $3.7 billion in cash upon closing from previously announced sale of Kitimat and Wheatstone LNG facilities

➢	2015 onshore North American production, adjusted for asset sales, is projected to be relatively flat year over year on a capital budget of $2.1 to $2.3 billion, with North American onshore oil production estimated to increase 1 to 3 percent

➢	2015 pro forma international and offshore production projected to increase slightly year over year on a capital budget of $1.5 to $1.7 billion

HOUSTON, Feb. 12, 2015 – Apache Corporation (NYSE, Nasdaq: APA) today announced a fourth-quarter 2014 net loss of $4.8 billion or $12.78 per diluted common share, primarily as a result of after-tax, non-cash charges totaling $5.2 billion. Adjusted earnings, which exclude certain items that impact the comparability of results, totaled $404 million or $1.07 per share. Net cash provided by operating activities was approximately $1.9 billion in the fourth quarter of 2014, with cash from operations, before changes in operating assets and liabilities, totaling $2.1 billion.

“Onshore North American liquids production growth exceeded our guidance for 2014, and we exited the year with strong operational momentum,” said John J. Christmann IV, Apache’s chief executive officer and president. “Since our Nov. 20th North American Update, oil and gas prices have decreased substantially, prompting us to act quickly and decisively to reduce activity levels and reset our well cost structure. We have reduced our rig count from an average of 91 rigs in the third quarter of

2014 to an estimated 27 rigs by the end of this month. We have also reduced our frac crews by approximately 50 percent during the same time period and are delaying some well completions until service costs decrease materially. In 2015, Apache will run a streamlined capital program that focuses on efficiency improvements, downspacing and other strategic tests to further delineate our extensive inventory of locations within the Permian, Eagle Ford, Canyon Lime, Duvernay and Montney. While we are fortunate to have a substantial inventory of projects that can make economics at these oil prices, we believe it more prudent to curtail our activity until costs are lower and prices recover. This strategy will enable us to further strengthen our balance sheet and preserve the financial flexibility to capitalize on industry opportunities during the downturn.”

Fourth-quarter acquisition and divestiture activity

During the quarter, Apache significantly expanded and enhanced its core operating areas through $800 million of leasehold acquisitions in onshore North America.

In December, Apache entered into an agreement to sell its interests in the Wheatstone and Kitimat LNG projects along with certain other upstream assets in Australia. The company anticipates closing the transaction during the first quarter of 2015. Upon closing, Apache will receive cash proceeds of approximately $2.75 billion plus recovery of an estimated $1 billion in net expenditures between June 30, 2014, and closing. On Dec. 31, 2014, Apache completed the previously announced sale of non-core properties in the Anadarko Basin and southern Louisiana and received net proceeds of $1.3 billion.

Christmann noted, “2014 was a year of transition marked by the completion of many of our key strategic portfolio repositioning initiatives. We completed or announced the sale of approximately $7 billion of assets worldwide and enhanced our North American portfolio through the purchase of approximately $1.2 billion of strategic acreage. 2015 will be a year of tangible operational results that demonstrate the progress Apache has made with the application of leading-edge geoscience and process improvements across our nine primary plays in North America. This will put us in an excellent position to efficiently ramp-up the capital program and take advantage of market opportunities as commodity prices recover.”

Fourth-quarter 2014 production and operating highlights

•	The Permian Region achieved record production of approximately 168,700 boe per day, up 26 percent from the prior-year period. The region averaged 42 operated rigs during the quarter and drilled 148 gross operated wells. Apache plans to operate approximately 10 to 12 rigs in the Permian Basin during 2015.

•	The Central Region produced approximately 93,900 boe per day, up 1 percent from the prior-year period and up 3 percent sequentially from the third quarter of 2014. The region averaged 20 operated rigs during the quarter and drilled 72 gross operated wells. In the Canyon Lime play, the company is in the early stages of flow back and testing on its first four-well pad and has drilled two step-out delineation wells that indicate excellent fluid properties and higher-than-expected oil content. Apache plans to operate two to three rigs in the Central Region during 2015, one to two of which will be in the Canyon Lime.

•	Gulf Coast production averaged 32,800 boe per day in the fourth quarter, up 8 percent from the prior-year period and up 13 percent sequentially from the third quarter of 2014. Following the sale of its south Louisiana properties on Dec. 31, 2014, Apache’s Gulf Coast regional production is almost entirely attributable to the Eagle Ford play. The company is in the early stages of flowing back wells from several new pads in the Eagle Ford. On the Grant pad in Brazos County, Texas, four wells have been producing for more than 50 days. These wells have produced substantially higher oil volumes than indicated by the “Area B” type curve presented in Apache’s North American Update on Nov. 20, 2014. Apache plans to operate one to two rigs in the Eagle Ford during 2015.

•	Egypt’s gross production of 344,100 boe per day was down 4 percent from the prior-year period, primarily due to lower gas volumes at the Shell Egypt NV-operated Obaiyed Gas Plant. The lower gas volumes resulted from unplanned mechanical-related downtime and the operator exercising its right to utilize a greater portion of the plant capacity.

•	North Sea production averaged 80,800 boe per day, up 7 percent compared to the prior-year period and the highest quarterly production rate in the history of Apache’s operations in the region.

“Apache had an excellent fourth quarter in both Egypt, where we made two significant new oil discoveries, and in the North Sea, where we achieved record quarterly operating efficiency and production volumes. Both of these regions provide relatively stable cash flow and complement Apache’s growth potential in North America, particularly during the current period of depressed oil and gas prices,” said Christmann.

Year-end 2014 proved reserves

Worldwide estimated proved reserves totaled 2.40 billion boe at year-end 2014, down from 2.65 billion boe at year end 2013. The decrease in reserves was the result of sales of approximately 358 million boe of proved reserves during the year. These sales were partially offset by 313 million boe of proved reserves added through extensions and discoveries during the same period. During the year, Apache replaced 158 percent of 2014 North American production through extensions and discoveries.

Oil and gas prices

Apache’s production during the fourth quarter 2014 consisted of approximately 62 percent liquids and 38 percent natural gas. Liquids contributed 81 percent of the company’s revenue during the period. In North America onshore, Apache received an average oil price of $68.21 per barrel during the fourth quarter, compared with $91.64 per barrel in the prior-year period. North American onshore natural gas prices averaged $3.79 per thousand cubic feet (Mcf), compared with $3.55 per Mcf in the prior-year period. Globally, Apache received an average oil price of $70.89 per barrel during the fourth quarter, compared with $101.12 per barrel in the prior-year period. Global natural gas prices averaged $3.89 per Mcf of natural gas, compared with $3.78 per Mcf in the prior-year period.

Fourth-quarter 2014 charges to income

During the fourth quarter, Apache recorded after-tax, non-cash charges of $5.2 billion, the majority of which was attributable to the following items:

•	$2 billion reduction in the carrying value of oil and gas properties pursuant to quarterly ceiling test requirements for full cost accounting companies;

•	$1.3 billion impairment of goodwill associated with prior year acquisitions;

•	$1 billion deferred tax adjustment related to undistributed and distributed foreign earnings; and

•	$750 million fair value impairment of downstream LNG assets held for sale.

2015 capital budget and production outlook

Apache anticipates capital spending of $2.1 to $2.3 billion in onshore North America and plans to run an average of 17 rigs in 2015. Onshore North American production in 2015 is projected to be relatively flat from 2014 average production of approximately 302,000 boe per day, as adjusted for 2014 asset sales. The company’s year-end 2015 onshore North American production exit rate is also projected to be relatively flat compared to the average production rate for 2015.

Internationally and offshore, the company is planning a capital budget of $1.5 to $1.7 billion and estimates that 2015 pro forma production will be up slightly from 2014 average production of 207,000 boe per day, as adjusted for 2014 and announced 2015 asset sales. The company’s year-end 2015 international and offshore exit rate is projected to be relatively flat compared to its average production rate for the year.

Christmann commented, “We have planned our budget and operations in such a way that we can dynamically manage our activity levels and capital spending to respond quickly to material changes in commodity prices. Should we see a meaningful rebound in oil prices from current strip levels or a notable shift in our cost structure, we have the organizational capability to add rigs and production quickly and efficiently from our ready inventory of highly economic projects in North America.”

Conference call

Apache will conduct a conference call to discuss its fourth-quarter and full-year 2014 results at 1 p.m. Central time Thursday Feb. 12. The conference call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately 4 p.m. Central time Feb. 12. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls. The conference access code is 31399418.

Additional Information

Additional information follows, including reconciliations of adjusted earnings and cash from operations before changes in operating assets and liabilities (non-GAAP financial measures) to GAAP measures and information regarding pro forma production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom and Australia. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play Store.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting standards (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings and cash from continuing operations before changes in operating assets and liabilities are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our drilling plans and production expectations, asset sales, monetizations and share repurchases. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2013 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Investor:  (281) 302-2286        Gary Clark

Media:  (713) 296-2286            Castlen Kennedy

Website:  www.apachecorp.com

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
REVENUES AND OTHER:
Oil revenues	$2,234	$2,842	$10,752	$12,632
Gas revenues	556	579	2,329	2,627
NGL revenues	136	179	668	652

Oil and gas production revenues	2,926	3,600	13,749	15,911
Derivative instrument gains (losses), net	205	(124)	284	(399)
Other	(179)	(30)	(182)	48

	2,952	3,446	13,851	15,560

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	1,310	1,154	4,747	4,894
Additional	3,236	368	5,001	995
Other assets	114	110	410	400
Asset retirement obligation accretion	46	46	181	238
Lease operating expenses	617	589	2,479	2,864
Gathering and transportation	70	57	273	288
Taxes other than income	146	211	678	785
Impairments	2,357	—	2,357	—
General and administrative	125	123	434	482
Acquisition, divestiture & separation costs	1	33	67	33
Financing costs, net	27	20	130	177

	8,049	2,711	16,757	11,156

INCOME (LOSS) BEFORE INCOME TAXES	(5,097)	735	(2,906)	4,404
Current income tax provision	104	473	1,142	1,663
Deferred income tax provision (benefit)	(435)	33	495	261

INCOME (LOSS) FROM CONTINUING OPS INCLUDING NONCONTROLLING INTEREST	(4,766)	229	(4,543)	2,480
Income (Loss) from discontinued operations, net of tax	—	1	(517)	(192)

INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(4,766)	230	(5,060)	2,288
Net income attributable to noncontrolling interest	48	56	343	56
Preferred stock dividends	—	—	—	44

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(4,814)	$174	$(5,403)	$2,188

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS
Net income (loss) from continuing operations attributable to common shareholders	$(4,814)	$173	$(4,886)	$2,380
Net income (loss) from discontinued operations	—	1	(517)	(192)

Net income (loss) attributable to common shareholders	$(4,814)	$174	$(5,403)	$2,188

BASIC NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) from continuing operations per share	$(12.78)	$0.43	$(12.72)	$6.02
Basic net income (loss) from discontinued operations per share	—	0.01	(1.34)	(0.49)

Basic net income (loss) per share	$(12.78)	$0.44	$(14.06)	$5.53

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Diluted net income (loss) from continuing operations per share	$(12.78)	$0.43	$(12.72)	$5.97
Diluted net income (loss) from discontinued operations per share	—	—	(1.34)	(0.47)

Diluted net income (loss) per share	$(12.78)	$0.43	$(14.06)	$5.50

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	377	399	384	395
Diluted	377	401	384	406
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.20	$1.00	$0.80

APACHE CORPORATION

PRODUCTION INFORMATION

				% Change
	4Q14	3Q14	4Q13	4Q14 to 3Q14	4Q14 to 4Q13	FY 2014	FY 2013
OIL VOLUME - Barrels per day
Permian	98,017	91,844	77,703	7%	26%	92,207	72,113
Central	23,832	22,866	22,939	4%	4%	22,599	22,783
Gulf Coast	14,380	12,923	10,397	11%	38%	12,324	10,526
Canada	17,133	17,672	16,570	-3%	3%	17,593	17,724

N.A. Onshore	153,362	145,305	127,609	6%	20%	144,723	123,146
Gulf of Mexico	6,319	5,980	6,530	6%	-3%	6,369	7,386
GOM Shelf	—	—	(27)	NM	NM	168	34,099

North America	159,681	151,285	134,112	6%	19%	151,260	164,631

Egypt (1)	87,445	87,499	89,654	0%	-2%	87,917	89,561
Australia	28,577	22,014	16,760	30%	71%	20,529	19,329
North Sea	66,822	55,247	64,996	21%	3%	60,699	63,721

International (1)	182,844	164,760	171,410	11%	7%	169,145	172,611

Total (1)	342,525	316,045	305,522	8%	12%	320,405	337,242

TOTAL LIQUIDS - Barrels per day
Permian	131,429	125,674	101,818	5%	29%	122,658	95,492
Central	49,246	47,353	49,022	4%	0%	47,125	45,817
Gulf Coast	18,555	15,322	13,037	21%	42%	15,213	12,944
Canada	22,812	23,053	22,965	-1%	-1%	23,773	24,413

N.A. Onshore	222,042	211,402	186,842	5%	19%	208,769	178,666
Gulf of Mexico	7,004	6,905	7,270	1%	-4%	7,270	8,224
GOM Shelf	—	71	797	NM	NM	208	39,010

North America	229,046	218,378	194,909	5%	18%	216,247	225,900

Egypt (1)	88,278	88,225	89,654	0%	-2%	88,588	89,561
Australia	28,577	22,014	16,760	30%	71%	20,529	19,329
North Sea	68,632	56,541	66,297	21%	4%	62,091	64,993

International (1)	185,487	166,780	172,711	11%	7%	171,208	173,883

Total	414,533	385,158	367,620	8%	13%	387,455	399,783

NATURAL GAS VOLUME - Mcf per day
Permian	223,787	216,804	191,371	3%	17%	217,431	189,450
Central	268,130	260,443	264,786	3%	1%	263,468	272,814
Gulf Coast	85,625	82,710	104,300	4%	-18%	90,776	107,014
Canada	297,004	300,803	421,409	-1%	-30%	322,783	497,515

N.A. Onshore	874,546	860,760	981,866	2%	-11%	894,458	1,066,793
Gulf of Mexico	18,955	19,109	11,378	-1%	67%	19,272	19,743
GOM Shelf	—	122	11,167	NM	NM	365	192,314

North America	893,501	879,991	1,004,411	2%	-11%	914,095	1,278,850

Egypt (1)	358,031	377,838	352,616	-5%	2%	370,262	356,454
Australia	228,284	201,386	254,853	13%	-10%	213,983	223,433
North Sea	73,042	50,647	53,491	44%	37%	55,964	50,961

International (1)	659,357	629,871	660,960	5%	0%	640,209	630,848

Total (1)	1,552,858	1,509,862	1,665,371	3%	-7%	1,554,304	1,909,698

BOE per day
Permian	168,728	161,808	133,713	4%	26%	158,897	127,066
Central	93,933	90,760	93,153	3%	1%	91,036	91,286
Gulf Coast	32,826	29,107	30,421	13%	8%	30,343	30,780
Canada	72,312	73,187	93,199	-1%	-22%	77,569	107,332

N.A. Onshore	367,799	354,862	350,486	4%	5%	357,845	356,464
Gulf of Mexico	10,163	10,090	9,167	1%	11%	10,482	11,515
GOM Shelf	—	92	2,658	NM	NM	269	71,062

North America	377,962	365,044	362,311	4%	4%	368,596	439,041

Egypt (1, 2)	147,950	151,198	148,423	-2%	0%	150,298	148,970
Australia	66,625	55,578	59,236	20%	12%	56,193	56,568
North Sea	80,806	64,982	75,212	24%	7%	71,419	73,487

International (1)	295,381	271,758	282,871	9%	4%	277,910	279,025

Total (1)	673,343	636,802	645,182	6%	4%	646,506	718,066

Total excluding noncontrolling interests	623,743	586,189	618,735	6%	1%	596,405	711,478

(1) Includes production volumes attributable to our noncontrolling partner in Egypt below:
Oil (b/d)	29,391	29,201	15,375			29,292	3,875
Gas (Mcf/d)	119,578	127,020	66,432			123,511	16,278
NGL (b/d)	279	242	—			224	—
(2) BOE per day Egypt Gross Production	344,122	345,708	357,098	0%	-4%	348,401	349,702
Discontinued Operations - Argentina:
Oil (b/d)	—	—	9,276			1,698	9,375
Gas (Mcf/d)	—	—	190,799			34,854	187,390
NGL (b/d)	—	—	1,653			317	2,102
BOE/d	—	—	42,729			7,824	42,709

APACHE CORPORATION

PRO FORMA PRODUCTION INFORMATION

Pro forma production excludes certain items that management believes affect the comparability of operating results for the periods presented. Pro forma production excludes production attributable to assets that have been divested (in the Gulf of Mexico shelf, Argentina, Canada, and South Texas), production attributable to a noncontrolling interest in our Egypt oil and gas business, and Egypt tax barrels. Management uses pro forma production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

				% Change
	4Q14	3Q14	4Q13	4Q14 to 3Q14	4Q14 to 4Q13	FY 2014	FY 2013
OIL VOLUME - Barrels per day
Permian	98,017	91,844	77,703	7%	26%	92,207	72,113
Central	23,832	22,866	22,939	4%	4%	22,599	22,783
Gulf Coast	14,385	12,902	10,075	11%	43%	12,165	10,132
Canada	17,118	17,649	16,348	-3%	5%	17,498	16,788

N.A. Onshore	153,352	145,261	127,065	6%	21%	144,469	121,816
Gulf of Mexico	6,319	5,980	6,530	6%	-3%	6,369	7,386
GOM Shelf	—	—	—	—	—	—	—

North America	159,671	151,241	133,595	6%	20%	150,838	129,202

Egypt	49,361	44,372	43,872	11%	13%	45,203	42,853
Australia	28,577	22,014	16,760	30%	71%	20,529	19,329
North Sea	66,822	55,247	64,996	21%	3%	60,699	63,721

International	144,760	121,633	125,628	19%	15%	126,431	125,903

Total	304,431	272,874	259,223	12%	17%	277,269	255,105

TOTAL LIQUIDS - Barrels per day
Permian	131,429	125,674	101,818	5%	29%	122,658	95,492
Central	49,246	47,353	49,022	4%	0%	47,125	45,817
Gulf Coast	18,544	15,238	12,078	22%	54%	14,778	11,743
Canada	22,797	23,025	21,596	-1%	6%	23,210	22,109

N.A. Onshore	222,016	211,290	184,514	5%	20%	207,771	175,161
Gulf of Mexico	7,004	6,905	7,270	1%	-4%	7,270	8,224
GOM Shelf	—	—	—	—	—	—	—

North America	229,020	218,195	191,784	5%	19%	215,041	183,385

Egypt	49,834	44,749	43,872	11%	14%	45,562	42,853
Australia	28,577	22,014	16,760	30%	71%	20,529	19,329
North Sea	68,632	56,541	66,297	21%	4%	62,091	64,993

International	147,043	123,304	126,929	19%	16%	128,182	127,175

Total	376,063	341,499	318,713	10%	18%	343,223	310,560

NATURAL GAS VOLUME - Mcf per day
Permian	223,787	216,804	191,371	3%	17%	217,431	189,450
Central	268,130	260,443	264,786	3%	1%	263,468	272,814
Gulf Coast	85,209	82,032	86,502	4%	-1%	82,698	85,689
Canada	296,872	300,624	316,799	-1%	-6%	295,039	314,836

N.A. Onshore	873,998	859,903	859,458	2%	2%	858,636	862,789
Gulf of Mexico	18,955	19,109	11,378	-1%	67%	19,272	19,743
GOM Shelf	—	—	—	—	—	—	—

North America	892,953	879,012	870,836	2%	3%	877,908	882,532

Egypt	201,475	192,484	180,328	5%	12%	192,184	175,080
Australia	228,284	201,386	254,853	13%	-10%	213,983	223,433
North Sea	73,042	50,647	53,491	44%	37%	55,964	50,961

International	502,801	444,517	488,672	13%	3%	462,131	449,474

Total	1,395,754	1,323,529	1,359,508	5%	3%	1,340,039	1,332,006

BOE per day
Permian	168,728	161,808	133,713	4%	26%	158,897	127,066
Central	93,933	90,760	93,153	3%	1%	91,036	91,286
Gulf Coast	32,746	28,910	26,496	13%	24%	28,562	26,025
Canada	72,275	73,129	74,395	-1%	-3%	72,381	74,582

N.A. Onshore	367,682	354,607	327,757	4%	12%	350,876	318,959
Gulf of Mexico	10,163	10,090	9,167	1%	11%	10,482	11,515
GOM Shelf	—	—	—	—	—	—	—

North America	377,845	364,697	336,924	4%	12%	361,358	330,474

Egypt	83,413	76,830	73,927	9%	13%	77,593	72,033
Australia	66,625	55,578	59,236	20%	12%	56,193	56,568
North Sea	80,806	64,982	75,212	24%	7%	71,419	73,487

International	230,844	197,390	208,375	17%	11%	205,205	202,088

Total	608,689	562,087	545,299	8%	12%	566,563	532,562

APACHE CORPORATION

PRICE INFORMATION

	4Q14	3Q14	4Q13	FY 2014	FY 2013
AVERAGE OIL PRICE PER BARREL
Permian	$67.59	$88.71	$93.44	$85.62	$93.50
Central	69.83	95.17	92.67	89.36	93.45
Gulf Coast	73.13	99.41	97.06	93.20	106.09
Canada	65.52	85.43	79.44	83.57	87.00
N.A. Onshore	68.21	90.30	91.64	86.61	93.58
Gulf of Mexico	73.94	97.86	95.04	94.03	105.04
GOM Shelf	NM	NM	NM	NM	109.57
North America	68.44	90.58	91.64	86.89	96.94
Egypt	73.34	100.06	108.56	97.44	107.94
Australia	71.83	98.82	114.06	94.99	110.42
North Sea	73.16	95.80	107.08	95.53	107.48
International	73.04	98.47	108.54	96.46	108.04
Total	70.89	94.69	101.12	91.94	102.62
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$3.71	$3.79	$3.80	$4.18	$3.77
Central	4.03	4.00	3.62	4.42	3.72
Gulf Coast	4.06	4.19	3.69	4.50	3.80
Canada	3.56	4.04	3.34	4.07	3.23
N.A. Onshore	3.79	3.97	3.55	4.26	3.51
GOM Deepwater	3.88	3.50	3.61	4.20	3.34
GOM Shelf	NM	NM	NM	NM	3.82
North America	3.79	3.97	3.59	4.24	3.61
Egypt	2.94	2.91	3.00	2.96	2.99
Australia	4.24	4.70	4.15	4.43	4.43
North Sea	8.77	6.10	10.58	8.29	10.43
International	4.03	3.74	4.06	3.92	4.10
Total	3.89	3.88	3.78	4.11	3.77
AVERAGE NGL PRICE PER BARREL
Permian	$20.53	$27.29	$29.90	$26.55	$27.94
Central	17.17	24.94	28.34	24.27	25.61
Gulf Coast	20.34	24.85	36.75	26.15	32.44
Canada	24.38	33.50	36.82	33.61	30.50
N.A. Onshore	19.59	26.83	30.26	26.34	27.48
GOM Deepwater	21.46	34.44	35.80	30.52	33.23
GOM Shelf	NM	NM	NM	NM	28.52
North America	19.61	26.96	30.27	26.33	27.64
Egypt	41.35	52.80	—	51.80	—
North Sea	45.55	59.47	80.43	59.42	73.06
International	44.22	57.07	80.43	56.94	73.06
Total	20.52	27.84	31.32	27.28	28.56
Discontinued Operations - Argentina:
Oil price ($/Bbl)		$—	$83.22	$72.70	$79.05
Gas price ($/Mcf)		—	3.11	3.04	2.96
NGL price ($/Bbl)		—	17.68	24.57	23.64

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(Unaudited)

(In millions)

	December 31,	December 31,
	2014	2013
Cash and Cash Equivalents	$769	$1,906
Assets Held for Sale	1,628	—
Other Current Assets	4,018	4,460
Property and Equipment, net	48,076	52,421
Goodwill	87	1,369
Other Assets	1,374	1,481

Total Assets	$55,952	$61,637

Short-Term Debt	$—	$53
Other Current Liabilities	3,664	4,647
Long-Term Debt	11,245	9,672
Deferred Credits and Other Noncurrent Liabilities	12,906	11,872
Apache Shareholders’ Equity	25,937	33,396
Noncontrolling interest	2,200	1,997

Total Liabilities and Shareholders’ Equity	$55,952	$61,637

Common shares outstanding at end of period	377	396
% of total debt-to-capitalization	29%	22%

APACHE CORPORATION

SUMMARY OF COSTS INCURRED AND GTP CAPITAL INVESTMENTS

(Unaudited)

(In millions)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Costs Incurred in Oil and Gas Property:
Acquisitions
Proved	$1	$47	$104	$177
Unproved	836	55	1,388	379
Exploration and Development	2,629	2,528	10,153	10,226

	3,466	2,630	11,645	10,782
GTP Capital Investments:
Acquisitions	$—	$5	$—	$88
GTP Facilities	317	324	1,339	1,177

	317	329	1,339	1,265

Total Costs Incurred and GTP Capital Investments	$3,783	$2,959	$12,984	$12,047

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings

Adjusted earnings and adjusted earnings per share are non-GAAP financial measures. Adjusted earnings generally exclude certain items that management believes affect the comparability of operating results or are not related to Apache’s ongoing operations. Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas companies. Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Income (Loss) Attributable to Common Stock (GAAP)	$(4,814)	$174	$(5,403)	$2,188
Adjustments:
Oil & gas property write-downs, net of tax	1,990	139	3,069	541
Deferred tax adjustments (1)	1,046	248	2,096	197
Impairments	2,058	—	2,058	—
Argentina discontinued operations, net of tax	—	(1)	517	191
Loss on divested assets, net of tax	116	—	116	—
Acquisition, divestiture & separation costs, net of tax	1	21	44	21
Rig stacking costs, net of tax	8	—	35	—
Unrealized foreign currency fluctuation impact on deferred tax expense	(28)	(25)	(45)	(123)
Unrealized commodity derivative mark-to-market, net of tax	27	54	(193)	142

Adjusted Earnings (Non-GAAP)	$404	$610	$2,294	$3,157

Net Income (Loss) per Common Share - Diluted (GAAP)	$(12.78)	$0.43	$(14.06)	$5.50
Adjustments:
Oil & gas property write-downs, net of tax	5.26	0.35	7.95	1.33
Deferred tax adjustments (1)	2.78	0.62	5.44	0.49
Impairments	5.46	—	5.35	—
Argentina discontinued operations, net of tax	—	—	1.34	0.47
Loss on divested assets, net of tax	0.31	—	0.30	—
Acquisition, divestiture & separation costs, net of tax	—	0.05	0.12	0.05
Rig stacking costs, net of tax	0.03	—	0.10	—
Unrealized foreign currency fluctuation impact on deferred tax expense	(0.07)	(0.06)	(0.11)	(0.30)
Unrealized commodity derivative mark-to-market, net of tax	0.08	0.13	(0.49)	0.35

Adjusted Earnings Per Share - Diluted (Non-GAAP)	$1.07	$1.52	$5.94	$7.89

Total income tax provision (GAAP)	$(331)	$506	$1,637	$1,924
Adjustments:
Tax impact on oil & gas property write-downs	1,246	229	1,932	454
Tax impact on impairments	299	—	299	—
Tax impact on loss on divested assets	64	—	64	—
Unrealized foreign currency fluctuation impact on deferred tax expense	28	25	45	123
Tax impact on acquisition, divestiture & separation costs	—	12	23	12
Tax impact on rig stacking costs	5	—	19	—
Tax impact on unrealized commodity derivative mark-to-market	15	30	(107)	79
Deferred tax adjustments (1)	(1,046)	(248)	(2,096)	(196)

Adjusted total income tax provision	$280	$554	$1,816	$2,396

Adjusted Effective Tax Rate (Non-GAAP)	38.3%	45.4%	40.8%	42.4%

(1)	Deferred tax adjustments for the fourth quarter and third quarter of 2014 include $840 million and $814 million, respectively, related to undistributed foreign earnings $62 million and $249 million, respectively, related to distributed foreign earnings, and other adjustments totaling $144 million and $8 million, respectively.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to cash from continuing operations before changes in operating assets and liabilities

Cash from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities (GAAP)	$1,933	$2,477	$8,461	$9,835
Less: Discontinued operations	—	(74)	(82)	(232)

Net cash provided by operating activities excluding discontinued operations	$1,933	$2,403	$8,379	$9,603
Changes in operating assets and liabilities	141	(385)	218	(67)

Cash from continuing operations before changes in operating assets and liabilities	$2,074	$2,018	$8,597	$9,536

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2014

Oil (Mbbls)	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance - Dec 31, 2013	653,816	136,892	135,544	59,227	129,580	16,426	1,131,485
Extensions and Discoveries	57,011	9,657	38,074	4,254	17,386	5	126,387
Purchases	15,240	—	—	—	—	—	15,240
Revisions	3,083	(812)	1,801	(216)	(7)	—	3,849
Production	(48,789)	(6,421)	(32,090)	(7,494)	(22,154)	(620)	(117,568)
Sales	(65,796)	(3,517)	—	—	—	(15,811)	(85,124)

Balance - Dec 31, 2014	614,565	135,799	143,329	55,771	124,805	—	1,074,269

NGLs (Mbbls)	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance - Dec 31, 2013	248,023	36,069	—	—	2,650	5,119	291,861
Extensions and Discoveries	47,516	1,163	1,820	—	1	—	50,500
Purchases	2,916	—	—	—	—	—	2,916
Revisions	2,594	116	(17)	—	(2)	—	2,691
Production	(21,464)	(2,256)	(245)	—	(508)	(116)	(24,589)
Sales	(26,192)	(9,977)	—	—	—	(5,003)	(41,172)

Balance - Dec 31, 2014	253,393	25,115	1,558	—	2,141	—	282,207

Oil & NGLs	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance - Dec 31, 2013	901,839	172,961	135,544	59,227	132,230	21,545	1,423,346
Extensions and Discoveries	104,527	10,820	39,894	4,254	17,387	5	176,887
Purchases	18,156	—	—	—	—	—	18,156
Revisions	5,677	(696)	1,784	(216)	(9)	—	6,540
Production	(70,253)	(8,677)	(32,335)	(7,494)	(22,662)	(736)	(142,157)
Sales	(91,988)	(13,494)	—	—	—	(20,814)	(126,296)

Balance - Dec 31, 2014	867,958	160,914	144,887	55,771	126,946	—	1,356,476

GAS (MMcf)	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance - Dec 31, 2013	2,673,126	1,733,457	812,180	1,601,767	107,165	410,717	7,338,412
Extensions and Discoveries	203,318	383,077	125,899	81,156	23,803	—	817,253
Purchases	21,337	—	—	—	—	—	21,337
Revisions	35,910	(12,626)	5,949	—	(54)	—	29,179
Production	(215,829)	(117,816)	(135,145)	(78,104)	(20,427)	(12,722)	(580,043)
Sales	(521,059)	(468,324)	—	—	—	(397,995)	(1,387,378)

Balance - Dec 31, 2014	2,196,803	1,517,768	808,883	1,604,819	110,487	—	6,238,760

TOTAL BOE (Mboe)	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance - Dec 31, 2013	1,347,361	461,871	270,908	326,188	150,090	89,998	2,646,416
Extensions and Discoveries	138,413	74,666	60,877	17,780	21,354	5	313,095
Purchases	21,712	—	—	—	—	—	21,712
Revisions	11,662	(2,800)	2,776	(216)	(18)	—	11,404
Production	(106,225)	(28,313)	(54,859)	(20,511)	(26,067)	(2,856)	(238,831)
Sales	(178,831)	(91,548)	—	—	—	(87,147)	(357,526)

Balance - Dec 31, 2014	1,234,092	413,876	279,702	323,241	145,359	—	2,396,270

Proved developed reserves:	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Oil + NGL’s (Mbbls)	628,005	93,823	130,058	29,996	107,516	—	989,398
Gas (Mboe)	269,417	165,025	106,198	106,711	14,542	—	661,893

Balance - Dec 31, 2014 (Mboe)	897,422	258,848	236,256	136,707	122,058	—	1,651,291

(1)	Includes reserves attributable to our noncontrolling partner in Egypt.

APACHE CORPORATION

OIL & GAS RESERVES AND COSTS

For the Year Ended December 31, 2014

(In millions, except reserve data)

Reserve Additions (Mboe)	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)
Extensions and Discoveries	138,413	74,666	60,877	17,780	21,354	5	—	313,095
Purchases	21,712	—	—	—	—	—	—	21,712

Additions excluding revisions	160,125	74,666	60,877	17,780	21,354	5	—	334,807
Revisions	11,662	(2,800)	2,776	(216)	(18)	—	—	11,404

Total	171,787	71,866	63,653	17,564	21,336	5	—	346,211

Capital Cost Information (Non-GAAP)	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)
Exploration & Development, excluding Capitalized Interest and Asset Retirement Cost (ARC)	$5,516	$715	$1,320	$976	$996	$12	$1	$9,536
Acquisitions, excluding ARC - Acquired
Proved	102	—	1	1	—	—	—	104
Unproved	1,221	141	10	16	—	—	—	1,388

Total	$6,839	$856	$1,331	$993	$996	$12	$1	$11,028

Non-GAAP Reconciliations

Presented below is a reconciliation of exploration and development costs (GAAP) to exploration and development costs, excluding capitalized interest and asset retirement cost (Non-GAAP). Management believes exploration and development costs, excluding capitalized interest and asset retirement cost is a more accurate reflection of the expenditures during the current year.

	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)
Exploration & Development Costs	$5,768	$928	$1,335	$1,051	$1,055	$15	$1	$10,153
Less: Capitalized Interest	(209)	(38)	(15)	(20)	(25)	(3)	—	(310)
Less: ARC	(43)	(175)	—	(55)	(34)	—	—	(307)

Total Adds	$5,516	$715	$1,320	$976	$996	$12	$1	$9,536

Presented below is a reconciliation of total acquisition costs (GAAP) to acquisitions, excluding asset retirement cost - acquired (Non-GAAP). Management believes acquisitions, excluding asset retirement cost - acquired is a more accurate reflection of the costs of acquisitions during the current year.

	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)
Total Acquisition Costs
Proved	$102	$—	$1	$1	$—	$—	$—	$104
Unproved	1,221	141	10	16	—	—	—	1,388
Less: ARC - Acquired	—	—	—	—	—	—	—	—

Acquisitions, excluding ARC - Acquired	$1,323	$141	$11	$17	$—	$—	$—	$1,492

(1)	Includes reserves and costs attributable to our noncontrolling partner in Egypt.